UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On March 30, 2015, PDL BioPharma, Inc. (the Company) entered into a credit agreement (the Credit Agreement) among the Company, the lenders party thereto, and Royal Bank of Canada as administrative agent. The Credit Agreement consists of a term loan of $100,000,000, with a term that expires on February 15, 2016.

The interest rates per annum applicable to amounts outstanding under the term loan are, at the Company’s option, either (a) the alternate base rate (as defined in the Credit Agreement) plus 0.75%, or (b) the adjusted Eurodollar rate (as defined in the Credit Agreement) plus 1.75% per annum. Interest payments under the Credit Agreement are due on the interest payment dates specified in the Credit Agreement.

The term loan requires amortization in the form of quarterly scheduled principal payments as specified in the Credit Agreement.

Any future material domestic subsidiaries of the Company are required to guarantee the obligations of the Company under the Credit Agreement, except as otherwise provided by the Credit Agreement. The Company’s obligations under the Credit Agreement are secured by a lien on a substantial portion of its assets.

The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The Credit Agreement also requires compliance with certain financial covenants, including a maximum total leverage ratio, a debt service coverage ratio and a minimum liquidity covenant, in each case calculated as set forth in the Credit Agreement and compliance with which may be necessary to take certain corporate actions.

The Credit Agreement contains events of default that the Company believes are usual and customary for a senior secured credit agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 30, 2015, among PDL BioPharma, Inc., as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc. (Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia Vice President and Chief Financial Officer

Dated: April 1, 2015

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 30, 2015, among PDL BioPharma, Inc., as borrower, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent